                                                 FWP filed pursuant to Rule 433
                                                 Registration #333-140436-25



(FIRST FRANKLIN(R) LOGO)

(LOGO)

(FIRST FRANKLIN(R) LOGO)

FIRST FRANKLIN COMPANY OVERVIEW
Europe - June 2007

(MERRILL LYNCH LOGO)
Global Markets & Investment Banking Group

(LOGO)

(FIRST FRANKLIN(R) LOGO)

FIRST FRANKLIN PRESENTATION

TABLE OF CONTENTS

                                                                            Page
                                                                            ----
1. Company Overview                                                           1
2. Product Overview                                                           8
3. Underwriting Guidelines/ Risk Management                                  16
4. FFMER Securitization Program                                              23
5. Home Loan Services                                                        25
Disclaimer                                                                   38

(LOGO)

(LOGO)

(FIRST FRANKLIN(R) LOGO)

1. COMPANY OVERVIEW

(FIRST FRANKLIN(R) LOGO)

COMPANY OVERVIEW

ORIGINATIONS AND SERVICING PLATFORM

(FIRST FRANKLIN(R) LOGO)    -    Headquarters: San Jose, California

                            -    Founded: 1981

                            -    Employees: 2,100

                            -    CEO: Andy Pollock

                            -    Wholesale branches/sales offices: 33

                            -    Approved mortgage brokers: ~26,000

                            -    2006 origination volume: $25.7 billion (92%)

(NATIONPOINT(R) LOGO)       -    Headquarters: Lake Forest, California

                            -    Employees: 370

                            -    President: Michael Petree

                            -    Retail channels:

                                 -    Internet, phone, direct mail

                                 -    Referrals, portfolio retention

                            -    2006 origination volume: $2.3 billion (8%)

(HOME LOAN SERVICES LOGO)   -    Headquarters: Pittsburgh, Pennsylvania

                            -    Employees: 750

                            -    Managing Director: Nanette Stevens

                            -    2006 servicing volume: $49 billion

                            -    Rating: RPS2-, SQ1- and Above Average (F/M/S)

- Merrill Lynch's acquisition of First Franklin mortgage origination and Home Loan Services servicing franchise closed on December 30, 2006

- Will continue to operate business units with same management team, philosophy, and commitment to quality

- Leverage financial strength and stability, established brand and global resources of a leading financial services firm

- FFMER label replaced FFMLT for future securitizations beginning with January 2007 production

(LOGO)

(FIRST FRANKLIN(R) LOGO)

COMPANY OVERVIEW
Synergies from the Merrill Lynch Acquisition

MERRILL LYNCH

     -    Financial Strength

               -    $76.6Bn market cap

               -    $68.6Bn in 2006 Revenues

               -    $7.5Bn in 2006 Net Income

               -    ROE: 21.3% in 2006 vs 16.0% in 2005

     - 56,200 staff including 15,880 Financial Advisors covering over 2.5MM households managing $1.62T in assets

     -    Issuer Rating: Aa3/AA-/AA-

     -    Short Term Rating: P-1/A-1+/F1+

     -    Merrill Lynch Bank & Trust Co., Federal Savings Bank ("FSB")

               -    $14Bn in AUM* (As of Full Year 2006)

               - All First Franklin activities regulated by OTS and governed by FSB Board of Directors

     - Merrill Lynch well diversified company with commitment to mortgages globally

     -    Over 25 acquisitions across entire firm since 2004

*    AUM - Assets Under Management

HOME EQUITY LEAGUE TABLE - ADJUSTED FOR FF

                                         2006
                                        VOLUME     MARKET      NUMBER
RANK               MANAGER               ($BN)   SHARE (%)   OF ISSUES
----   ------------------------------   ------   ---------   ---------
1      Countrywide Securities Corp      $ 65.7      10.7%         83
2      Merrill Lynch                    $ 59.4       9.6%         70
3      Royal Bank of Scotland Group     $ 58.7       9.5%         81
4      Lehman Brothers                  $ 57.4       9.3%        145
5      Citigroup                        $ 39.9       6.5%         83
6      Deutsche Bank AG                 $ 39.6       6.4%         85
7      Credit Suisse                    $ 36.3       5.9%         72
8      Bear Stearns & Co Inc            $ 36.3       5.9%         74
9      Morgan Stanley                   $ 34.9       5.7%         33
10     JP Morgan                        $ 32.1       5.2%         69
11     Barclays Capital                 $ 27.8       4.5%         49
12     Goldman Sachs & Co               $ 25.0       4.1%         35
13     UBS                              $ 23.0       3.7%         66
14     HSBC Holdings PLC                $ 14.4       2.3%         16
15     Banc of America Securities LLC   $ 14.4       2.3%         32
                                        ------     -----       -----
INDUSTRY TOTAL                          $617.4     100.0%      1,132
                                        ======     =====       =====

* Source: Thomson Financial - Adjusted Using First Franklin Deals Done in 2006; Took First Franklin single seller deals from 2006 and added them into ML's total issuance if ML not previously involved; Deal issuance was subtracted from those managers previously receiving credit for leading a 2006-specific First Franklin deal

CDO LEAGUE TABLE

                                           2006
                                          VOLUME       MARKET
RANK             ORIGINATOR                ($MM)     SHARE (%)
----   ------------------------------   ----------   ---------
1      Merrill Lynch                      50,073.6      15.0
2      Citigroup                          36,442.6      10.9
3      Deutsche Bank AG                   23,202.2       6.9
4      Wachovia Corp                      22,820.6       6.8
5      Credit Suisse                      22,731.5       6.8
6      UBS                                22,293.8       6.7
7      Banc of America Securities LLC     20,342.8       6.1
8      Bear Stearns & Co Inc              19,720.1       5.9
9      Morgan Stanley                     19,322.3       5.8
10     JP Morgan                          14,939.1       4.5
                                        ----------     -----
INDUSTRY TOTAL                          $334,802.7     100.0%
                                        ==========     =====

*    Source: Thomson Financial

(LOGO)

(FIRST FRANKLIN(R) LOGO)

COMPANY OVERVIEW
Vertically Integrated Platform

MERRILL LYNCH PLATFORM OVERVIEW

  VALUE CHAIN          BENEFITS ACROSS THE CHAIN         HEADCOUNT (1)                 GSFI PLATFORM
--------------   -------------------------------------   -------------   -----------------------------------------
ORIGINATION      "Access to assets" and singular vs.         2,470       -    U.S.: First Franklin, NationPoint
                 multiple interface to 3rd party
                 mortgage loan originators                               -    EMEA: Mortgages plc, Freedom, Irish
                                                                              Life JV, Oakwood Co's

                                                                         -    PacRim: Peninsula, Nishon-Nippon
                                                                              City Bank JV, Shriram

LENDING          Secured lending to 3rd party                   10       -    Residential Real Estate Asset Based
                 originators with advance levels based                        Lending (ABL)
                 on whole loan and securitization
                 market levels

WHOLE LOAN       Bid to market securitization                   73       -    Prime Whole Loan Trading
CONDUIT          execution with forward sales and
                 internal residual takeout                               -    Prime Portfolio

                                                                         -    Sub-prime Whole Loan Trading

                                                                         -    SURF

SECURITIZATION   Optimize structure and utilize                 12       -    Residential Real Estate Asset Based
                 syndication / trading capabilities to                        Securitization (ABS)
                 distribute bonds
                                                                         -    Syndicate

PRINCIPAL        Asset management activity for                  12       -    Residential Opportunistic Investing
INVESTING        internally generated and 3rd party                           (ROI)
                 residuals
                                                                         -    Surveillance and Analytics

SERVICING        Servicing capabilities maximize             1,354       -    U.S: Wilshire Credit Corp. (WCC), Home
                 returns on retained positions with                           Loan Services (HLS)
                 real-time performance data; utilized
                 to adjust origination product                           -    EMEA: Mortgages PLC, Freedom (Special
                 offerings                                                    Servicing)
                                                             -----
                                                             3,931       -    PacRim: Peninsula
                                                             =====

----------
(1) Reflects U.S. Residential Real Estate platform only. Headcount excluded from above data: EMEA - Mortgages plc (380), Freedom (90), Banking (26); PacRim - Peninsula, Banking.

(LOGO)

(FIRST FRANKLIN(R) LOGO)

COMPANY OVERVIEW

FIRST FRANKLIN COMPANY TIMELINE

-    Company founded as conforming retail in 1981

-    Rolled out FICO based, purchase money strategy in 1995

-    Successfully managed through multiple acquisitions, cycles, and products

-    Acquired by Merrill Lynch December 2006

     -    Vertically integrated from origination through investment

     -    Market consolidation drives need for internal originations

     -    Provides best in class, consistent production

     -    Committed to market share growth in profitable products

     -    Will leverage platform to rollout products (Alt A - first)

                              (PERFORMANCE GRAPH)

            2001   2002   2003   2004   2005   2006
            ----   ----   ----   ----   ----   ----
Purchase     4.3    7.5   13.9   19.3   20.1   19.3
Refinance      2    3.2    6.2    9.9    9.4    8.6

                                  (FLOWCHART)

(LOGO)

(FIRST FRANKLIN(R) LOGO)

COMPANY OVERVIEW

STRATEGY

-    Benchmark Issuer -

     -    Volume - #3 largest subprime wholesale originator as of Q4 2006*

     - Servicer - Highly ranked, servicing $50.52Bn** of First Franklin only originations

     -    Performance - Consistently originates top quality products

-    Profitable products -

     - Granular analysis - Material product categories tested to discrete enhancement and performance expectations

     - Early Payment Default ("EPD") and performance supported by upfront Asset Quality ("AQ") and backend Quality Control ("QC") processes provide feedback loop

     - Servicer information from both HLS and Wilshire provide early performance information and ability to manage difficult vintages and geographies

     - All new products rolled out and tested through Product Development process before national rollout

- Top credit- First Payment Default ("FPD") 1% goal (1/2007 - 1.47%, 2/2007 - 1.38%, 3/2007 - 1.25%, 4/2007 - 1.13% of origination) and maintenance of absolute and relative outperformance

- Account Executive ("AE") increase - Continue to build out AE salesforce in order to increase market share

- Low cost to produce given efficient operating systems, technology usage and highly variable cost structure

- Sell to end user - Securitization program, development of residual liquidity, and whole loans to portfolio buyers

-    Transparency to investors and Rating Agencies -

     - Post monthly performance information through ABSNet and ML monthly First Franklin Monitor

     -    Post monthly collateral tapes through trustee

     -    Contribute to Loan Performance database

*    SOURCE: NATIONAL MORTGAGE NEWS;

**   PORTFOLIO AS OF 1/31/2007

(LOGO)

(FIRST FRANKLIN(R) LOGO)

COMPANY OVERVIEW

DIVERSIFIED GEOGRAPHIC LENDING PRESENCE

                                      (MAP)

-    HUB - San Jose, CA

-    Wholesale - 33 branches/sales offices nationwide

-    Retail - NationPoint (Lake Forest, CA)

                            2006 PRODUCTION BY REGION

REGION          VOLUME ($)      VOLUME (%)
------      -----------------   ----------
Northwest    4,325,189,156.55      15.63%
West         5,526,670,398.50      19.98%
Midwest      4,485,586,529.99      16.21%
Southeast    6,168,528,925.13      22.30%
Northeast    4,879,513,354.25      17.64%
Retail       2,280,016,403.00       8.24%
            -----------------     ------
Total       27,665,504,767.42     100.00%
            =================     ======

                        MSA CONCENTRATION 2006 PRODUCTION

MSA                                VOLUME ($)      VOLUME (%)
---                            -----------------   ----------
Los Angeles-Long Beach, CA      1,533,060,120.00       5.54%
Chicago, IL                     1,460,034,395.40       5.28%
Riverside-San Bernandino, CA    1,399,293,995.00       5.06%
Atlanta, GA                       802,106,242.18       2.90%
Washington, DC-MD-VA-WV           756,519,991.00       2.73%
New York, NY                      751,314,744.00       2.72%
San Diego, CA                     605,789,606.00       2.19%
Las Vegas, NV-AZ                  518,629,324.00       1.87%
Phoenix-Mesa, AZ                  516,871,944.50       1.87%
Orange County, CA                 505,076,181.00       1.83%
                               -----------------     ------
Top 10 MSAs                     8,848,686,543.08      31.98%
All Other MSAs                 18,816,808,224.34      68.02%
                               -----------------     ------
Total FF Production            27,665,494,767.42     100.00%
                               =================     ======

(LOGO)

(LOGO)

(FIRST FRANKLIN(R) LOGO)

2.   PRODUCT OVERVIEW

(FIRST FRANKLIN(R) LOGO)

PRODUCT OVERVIEW

FIRST FRANKLIN SUBPRIME PRODUCTION CHARACTERISTICS

                        2003       2004       2005       2006      Q1 2007    APR-07
                      --------   --------   --------   --------   --------   --------
VOLUME ($BN)              20.1       29.2       29.5       28.0        6.0       1.86
AVERAGE LOAN AMOUNT   $138,955   $150,567   $154,469   $148,645   $159,803   $177,996
WAC                       7.05%      6.83%      7.25%      8.24%      8.45%      8.90%
WAFICO                     655        654        655        652        650        643
WALTV                    82.78%     84.12%     83.27%     82.76%     83.23%     84.82%
WACLTV                   92.66%     92.69%     93.20%     93.56%     92.75%     90.93%
WADTI                    40.89%     42.93%     42.82%     43.11%     43.39%     43.87%
CALIFORNIA               45.89%     38.76%     33.81%     23.95%     18.93%     18.91%
INTEREST ONLY            31.25%     45.14%     51.11%     27.32%     15.44%      4.26%
40 YEAR                    N/A        N/A       0.78%     10.82%     14.22%     13.64%
50 YEAR                    N/A        N/A        N/A      16.03%     33.17%     43.44%
40 /50 / IO              31.25%     45.14%     51.89%     54.17%     62.83%     61.34%
PURCHASE                 68.64%     66.17%     68.22%     69.23%     64.73%     54.75%
RAPID REFI                1.14%      6.43%     10.57%      7.47%     11.14%     16.79%
FULL DOC                 91.59%     83.05%     67.65%     64.81%     66.06%     74.48%
STATED                    4.41%      2.63%     17.13%     25.90%     20.97%      7.04%
NOO                       2.78%      2.62%      2.13%      2.50%      3.09%      3.79%
2ND LIEN                  9.93%      8.79%     10.11%     10.06%      9.75%      6.35%
FTHB*                      N/A        N/A        N/A      34.89%     32.54%     26.40%
OWNER OCC.               96.82%     96.90%     97.31%     96.98%     96.54%     95.73%

*    FTHB - First-Time Home Buyer

(LOGO)

(FIRST FRANKLIN(R) LOGO)

PRODUCT OVERVIEW

SIGNIFICANT GUIDELINE AND PRICING CHANGES INTRODUCED YEAR-TO-DATE

                              (PERFORMANCE GRAPH)

                             Apps                   Locks                 Funding
               Apps Vol     Count     Locks Vol     Count   Funding Vol    Count
            -------------   -----   -------------   -----   -----------   -------
 1/5/2007     535,306,325   3,152     385,867,577   2,383   224,097,713    1,446
1/12/2007     881,153,098   5,158     628,008,786   3,771   369,030,431    2,309
1/19/2007     850,149,643   4,897     562,038,113   3,416   320,786,862    1,970
1/26/2007   1,048,159,464   5,985     831,889,563   4,987   420,716,942    2,698
 2/2/2007     895,871,139   5,242     748,647,795   4,724   631,830,997    3,836
 2/9/2007     931,602,599   5,496     602,645,794   3,673   337,495,305    2,180
2/16/2007     950,942,373   5,598     685,492,942   4,236   452,113,244    2,740
2/23/2007     949,914,232   5,578     710,712,692   4,252   368,364,279    2,464
 3/2/2007     932,309,124   5,708     732,322,662   4,763   660,983,302    4,250
 3/9/2007   1,091,394,517   6,043     873,965,522   5,032   357,956,489    2,316
3/16/2007   1,267,802,058   6,878     901,630,675   5,086   444,572,604    2,825
3/23/2007   1,319,184,739   6,986   1,119,299,079   6,123   457,892,982    2,856
3/30/2007     932,015,201   5,049     760,041,203   4,189   885,526,377    5,247
 4/6/2007     688,807,696   3,634     518,789,274   2,842   248,712,122    1,437
4/13/2007     975,863,309   4,956     628,978,121   3,354   405,895,396    2,339
4/20/2007     872,327,836   4,501     595,828,580   3,151   417,368,573    2,392
4/27/2007     856,281,647   4,376     703,595,439   3,650   453,186,596    2,542
 5/4/2007     767,852,931   3,925     576,500,714   3,024   507,379,244    2,784
5/11/2007     835,657,241   4,106     614,539,074   3,021   298,088,352    1,628

                   Volume impact typically lags product change
                           announcement by 45-60 days

(LOGO)

(FIRST FRANKLIN(R) LOGO)

PRODUCT OVERVIEW

PRODUCTION CUTS

             Product Terminated                                   Rationale
             ------------------                                   ---------
Mar. 2007    -    Less than 620 FICO for LTV>95% and all combos   -    Credit Risk
                  for full/rapid/blended

             -    Stated Doc Loans with LTV>95% and all combos    -    Credit Risk

             -    Stated and Stated Plus loans >90%LTV with       -    Credit Risk
                  less than 18 months of 0x30

             -    FTHB 100% Stated                                -    Credit Risk

             -    3 Tradelines rated 6 months each with 1         -    Credit Risk
                  opened for more than 24 months required for
                  all LTV/CLTVs

Feb. 2007    -    Interest Only qualifying on non-amortizing      -    Federal regulatory guidance (borrowers now
                  payment                                              qualified at principal and the fully-indexed
                                                                       interest rate and margin)

             - Interest Only Loans qualifying at IO payment at note rate

Jan. 2007    -    Stated and FTHB increased Source and            -    Credit Risk
                  Seasoning

             -    No less than $50,000 original loan balance      -    Loss Severity

Dec. 2006    -    Less than 60 day seasoned/sourced reserves      -    Credit Risk
                  for stated doc wages

Aug. 2006    -    HELOC                                           -    Insufficient market demand

             -    103% Mortgage with 3% for Closing Costs         -    Insufficient market demand

             -    580-619 FICO to 100% ARMS                       -    Credit Risk; Lack of Performance

Mar. 2006    -    580 to 100% Combos                              -    Credit Risk; Lack of Performance

(LOGO)

(FIRST FRANKLIN(R) LOGO)

PRODUCT OVERVIEW

PRODUCTS LAUNCHED

             Product Launched                                     Description
             ----------------                                     -----------
Sept. 2006   -    Temporary Buydowns                              -    Seller contributions subsidizing payments
                                                                       for first 2 years.

Aug. 2006    -    40-year Second Liens                            -    Able to piggyback with 40 or 50 year first
                                                                       liens.

             -    Lite Credit                                     -    Allows minimal tradelines with no
                                                                       derogatory credit.

June 2006    -    Best Score                                      -    Uses co-borrower score with joint household
                                                                       financial history.

May 2006     -    50 Year Loan                                    -    50 year amortization with balloon at
                                                                       year 30.

Feb. 2006    -    Rapid Purchase                                  -    Streamlined documentation with 18 month
                                                                       mortgage history.

Jan. 2006    -    No Prepayment Penalty Pilot                     -    Lower margin and no PPP for high quality
                                                                       borrowers.

Dec. 2005    -    Non-Traditional Credit (ANTHEM) Pilot           -    Requires FICO but substitutes Anthem score
                                                                       for limited tradelines.

Nov. 2005    -    40 Year Loan                                    -    40 year amortization with balloon at
                                                                       year 30.

Sept. 2005   -    Non-Owner Occupied DA Enhancements              -    Increase loan amounts

July 2005    -    100% 3-4 Units Pilot                            -    NY and Boston branches

May 2005     -    HELOC Behind Interest Only                      -    Changed policy to allow HELOC behind IO
                                                                       first lien.

             -    Interest Only on NIV                            -    Allowed IO on stated product.

             -    Interest Only on Rapid Refi                     -    Allowed IO on streamlined product up to 90%
                                                                       LTV.

             -    NIV Second Liens                                -    Introduced stated second liens to piggyback
                                                                       with stated first leins.

(LOGO)

(FIRST FRANKLIN(R) LOGO)

PRODUCT OVERVIEW

CHANGES IN PRODUCT MIX AND EXPECTATIONS GOING FORWARD

Stated Doc: 2/3 Reduction Since '06

FULL-YEAR-06              23%
MAY FORWARD PROJECTIONS    9%

2nd Lien: Over 50% Reduction Since '06

FULL-YEAR-06              11%
MAY FORWARD PROJECTIONS    5%

Purchase: Key Focus with Less as a Percentage Overall

FULL-YEAR-06              69%
MAY FORWARD PROJECTIONS   45%

Rapid Refi: 3 Times More than '06

FULL-YEAR -06              7%
MAY FORWARD PROJECTIONS   22%

(LOGO)

(FIRST FRANKLIN(R) LOGO)

PRODUCT OVERVIEW

Full and Stated Income Product Migration

GUIDELINE AND PRICING REVISIONS TO STATED INCOME AND 100% LTV/CLTV

-    DRAMATIC REDUCTION IN 100% LTV/CLTV OVERALL

                              (PERFORMANCE GRAPH)

                              2006   JAN-07   FEB-07   MAR-07   APR-07   MAY ONWARDS
                             -----   ------   ------   ------   ------   -----------
Stated 100%                  21.50%  20.40%   16.44%   12.69%    2.92%
Full and Ltd Doc 100%        41.91%  37.81%   39.53%   39.33%   32.81%      31.06%
Stated w/ Equity              4.40%   5.04%    4.09%    4.90%    4.13%       6.96%
Full and Ltd Doc w/ Equity   32.19%  36.74%   39.93%   43.07%   60.14%      61.98%

(LOGO)

(FIRST FRANKLIN(R) LOGO)

PRODUCT OVERVIEW

4TH CONSECUTIVE MONTH OF DECREASING FIRST PAYMENT DEFAULTS; WELL BELOW INDUSTRY

HIGHLIGHTS:

     -    FPDs have exceeded our internal target of 1%.

     -    Tightly managed and integrated process with Home Loan Services

     - Corrective action plan for any branch >1% for rolling 90 days and adjusted compensation for FPDs

     -    Maintain high profile metric for both FF and HLS

     -    100% of all First Payment Defaults are Audited

                     FIRST PAYMENT DEFAULT TRENDS 18 MONTHS

                              (PERFORMANCE GRAPH)

                                        % of            % Without
Month    Number   Num of Defaults   Originations   Hurricane Defaults
------   ------   ---------------   ------------   ------------------
Nov-05   17,330         132             0.76%             0.59%
Dec-05   16,477         140             0.85%             0.82%
Jan-06   14,062         111             0.79%             0.00%
Feb-06   14,806         110             0.74%             0.00%
Mar-06   11,641         116             1.00%             0.00%
Apr-06   12,372         123             0.99%             0.00%
May-06   13,915         161             1.16%             0.00%
Jun-06   13,048         117             0.90%             0.00%
Jul-06   15,753         205             1.30%             0.00%
Aug-06   17,990         212             1.18%             0.00%
Sep-06   17,697         231             1.31%             0.00%
Oct-06   19,153         239             1.25%             0.00%
Nov-06   16,351         254             1.55%             0.00%
Dec-06   17,603         289             1.64%             0.00%
Jan-07   15,666         230             1.47%             0.00%
Feb-07   15,092         209             1.38%             0.00%
Mar-07   11,555         145             1.25%             0.00%
APR-07   11,667         131             1.12%             0.00%

(LOGO)

(LOGO)

(FIRST FRANKLIN(R) LOGO)

3. UNDERWRITING GUIDELINES/ RISK MANAGEMENT

(FIRST FRANKLIN(R) LOGO)

UNDERWRITING GUIDELINES/ RISK MANAGEMENT

HIGHLIGHTS OF UNDERWRITING, APPRAISAL, AND ASSET QUALITY PROCESS

     -    100% credit underwriting performed prior to funding

     -    100% loan by loan fraud prevention due diligence

     -    100% automated underwriting to leverage technology and mitigate risk

     -    Escalated appraisal and collateral review process

     - Decentralized underwriting and centralized post-funding Quality Control ("QC")/Asset Quality ("AQ") process

     - Production/sales compensation directly impacted by QC/AQ and loan performance results

     -    Responsible lending policy and bank regulatory compliance oversight

     -    Additional emphasis on post securitization settlement QC efforts

(LOGO)

(FIRST FRANKLIN(R) LOGO)

UNDERWRITING GUIDELINES/ RISK MANAGEMENT

ROBUST REGULATORY RISK AND COMPLIANCE CULTURE WITH OVERSIGHT BY THE OTS

     STRICT POLICIES AND OVERSIGHT

          - REGULATED BY THE OTS, oversight and examinations are performed on a regular basis

          STRONG RESPONSIBLE LENDING POLICY FOR YEARS

          -    DO NOT SELL INSURANCE

          -    Interest RATES DO NOT INCREASE upon default

          -    PREPAYMENT PENALTIES ARE LIMITED to 3 years

          -    Broker compensation is capped at 5%

          -    NO NEGATIVE AMORTIZATION provision in our Core DA loans

          - We do not offer SHORT TERM BALLOON payment loans (less than 5 years)

          - WE DO NOT ORIGINATE HIGH COST LOANS as defined by federal or applicable state rules

          - We cap the amount of FEES AND POINTS THAT CAN BE FINANCED INTO THE LOAN

          -    We do not include MANDATORY ARBITRATION clauses

          TANGIBLE NET BENEFIT TEST FOR ALL REFINANCES

          The borrower situation and loan terms are reviewed to ensure BORROWER BENEFIT is evident

(LOGO)

(FIRST FRANKLIN(R) LOGO)

UNDERWRITING GUIDELINES/ RISK MANAGEMENT

MEANINGFUL FEEDBACK LOOPS ARE BUILT INTO OUR PROCESS TO MANAGE RISK AND QUALITY

                                   (FLOWCHART)

(LOGO)

(FIRST FRANKLIN(R) LOGO)

UNDERWRITING GUIDELINES/ RISK MANAGEMENT
Asset Quality Program

ASSET QUALITY - UPFRONT, CENTRALIZED SAMPLING PROGRAM

-    Post Funding Audits

     - Non Prime Audit = 5% audit of the underwriting guidelines, calculations and process

     - Broker on Watch = 100% audit of all funded loans when broker is on watch

     -    Pilot Audits

-    Approved statistical selection model

     - Utilizes past quarters initial critical errors to determine statistical audit selection number

     - 5% of each production office or a minimum of 10 loans per audit period selected

     -    All funded loans are available for selection

     -    Consistent selection process

ASSET QUALITY CONTROL

- Management's compensation is reduced if greater than 10% of the files reviewed have critical errors.

- Critical errors include but are not limited to guideline exceptions without appropriate approval or delegation authority, assets not verified, income not documented properly, etc.

                          AQ Audit Trend 2006-2007 YTD

                              (PERFORMANCE GRAPH)

       Jan '06   Feb   Mar   Apr   May   Jun   Jul   Aug   Sep   Oct   Nov   Dec   Jan   Feb '07
       -------   ---   ---   ---   ---   ---   ---   ---   ---   ---   ---   ---   ---   -------
2006     12%     14%   11%    8%   10%    6%   10%    8%    9%    9%    9%   10%    9%     11%

(LOGO)

(FIRST FRANKLIN(R) LOGO)

UNDERWRITING GUIDELINES/ RISK MANAGEMENT

DILIGENT BROKER MONITORING AND A STRINGENT APPROVAL PROCESS USING THIRD PARTY INFORMATION

                                  (FLOWCHART)

(LOGO)

(FIRST FRANKLIN(R) LOGO)

UNDERWRITING GUIDELINES/ RISK MANAGEMENT

BROKER AND BRANCH QUALITY CONTROL

-    Training and field management initiatives include:

     - In addition to the changes to guidelines we also implemented changes to field management compensation for any branch that has an FPD rate greater then 1%.

     - All branches have recommended corrective action plans with goal of maximum 1% FPD rate

     -    Created training module for stated borrowers

     -    Refresher training on use of our collateral quality tools:
          LoanSafe(TM), IdentityPro and GEO AVMs(TM)

     - Updated training module for underwriting income: Full Doc and bank statements.

     -    Created training module for understanding assets and reserves.

BROKER MANAGEMENT - 26 STAFF

- Nearly 1,500 brokers rejected with approximately 250 on watch (Over 60,000 terminated since 2000).

-    Pre-screening of new brokers prior to accepting broker applications

-    Ongoing monitoring of current brokers through MARI

-    Annual re-certification of active brokers through Firstline Data

- Brokers placed on watch due to suspicious activity or industry alerts - additional due diligence is required & 100% of loans are audited by AQ

BROKER SURVEILLANCE

                              (PERFORMANCE GRAPH)

                       1      2
                     -----   ----
Funding Status       25448    834
Non Funding Status   62587   1473

-    We have the following statuses:

     FUNDING STATUS

          -    Approved (A)

                    - Certain brokers in APPROVED status may have a WATCH flag

          -    Interim Approved (I)

     NON FUNDING STATUS

          -    Denied (D)

          -    Terminated (T)

          -    Rejected (R)

-    Database has been in existence since 1996

- If a BROKER was ever on 'WATCH', the reasons for watch are ALWAYS MAINTAINED to keep us ALERTED

(LOGO)

(LOGO)

(FIRST FRANKLIN(R) LOGO)

4. FFMER SECURITIZATION PROGRAM

(FIRST FRANKLIN(R) LOGO)

FFMER SECURITIZATION PROGRAM

SECURITIZATION STRATEGY

- 100% of loans fully credit underwritten prior to funding at the local offices by an appropriately delegated underwriter

- Current EPD and repurchase reserve levels expected to be maintained at same levels

- Loans originated and sold into the trust with zero seasoning - No delinquent loans included

-    Will track all repurchase activity on trustee reports

SECURITIZATION PROGRAMS

-    FFMER 2007-#: 1st lien Core program

-    FFMER 2007-X: 2nd lien Core program

-    FFMER 2007-H# - 1st lien HLTV program

-    FFMER 2007-A#: 1st and 2nd lien Alt A Program

-    FFMER 2007-SD#: Scratch and Dent Program

SECURITIZATION TIMELINES - 1ST LIEN EXAMPLE

-    Provide indicative tape Mar 15th

-    Receive loss coverage & enhancement levels Mar 22nd

-    Finalize structure & Rating Agency signoff Mar 29th

-    Market transaction April 1st

-    Provide final tape April 20th

-    Settle Securitization April 27th

- First Franklin will deliver final tape consistent in all material respects to the indicative tape

SECURITIZATION CONTACTS

-    Trustees

     -    Wells Fargo - www.ctslink.com

     -    Deutsche Bank - http://www.tss.db.com

     -    LaSalle Bank - http://www.etrustee.net

     -    US Bank - https://trustinvestorreporting.usbank.com

-    FFML Monitor - Access thru www.mlx.ml.com

-    ABSInvestor-http://wholeloand.worldnet.ml.com/absinvestor

(LOGO)

(LOGO)

(FIRST FRANKLIN(R) LOGO)

4. HOME LOAN SERVICES

(FIRST FRANKLIN(R) LOGO)

HOME LOAN SERVICES

PARTNERSHIP WITH FIRST FRANKLIN AND NATIONPOINT

                                  (FLOWCHART)

(LOGO)

(FIRST FRANKLIN(R) LOGO)

HOME LOAN SERVICES

AGENCY RATINGS

                                               2004         2005          2006
                                            ----------   ----------   -----------
MOODY'S RATINGS (2007 REVIEW 5/07)
Primary Servicer (Subprime)                 SQ2          SQ2+         SQ1-
Primary Servicer (Prime)                    --           --           SQ2
Primary Servicer (Second Liens)             SQ2          SQ2          SQ2
Special Servicer                            SQ3          SQ2-         SQ2+

FITCHRATINGS (2007 REVIEW 4/07)
Primary Servicer (Alt-A)                    RSP2-        RSP2-        RSP2
Primary Servicer (Subprime)                 RSP2-        RSP2-        RSP2
Special Servicer                            RSS3+        RSS3+        RSS2-

S&P RATINGS (REAFFIRMED 10/05 - 2006
SITE REVIEW 10/06)
Residential Subprime Mortgage Servicer      Above Avg.   Above Avg.   In Progress
Alternative Residential Mortgage Servicer   Above Avg.   Above Avg.   In Progress
Residential Prime Mortgage Servicer*        --           --           In Progress

* Added to S&P Approved List of Residential Mortgage Servicers for Prime/Alt-A - 1/07

(LOGO)

(FIRST FRANKLIN(R) LOGO)

HOME LOAN SERVICES

SERVICING LEVERS OF DIFFERENTIATION

LOAN BOARDING

     - Loans boarded electronically within 48 hours of closing by First Franklin and ready to service

COLLECTION PHILOSOPHY

     - Employ integrated collection approach featuring behavioral prioritization of delinquent accounts and seamless partnership with Loss Mitigation

EARLY INTERVENTION

     - Loan modifications with low re-default rates, ARM payment shock program that centers on borrower contact and counseling, Pre-Foreclosure sales and Cross Selling to reduce expenses and increase income

DEFAULT MANAGEMENT

     -    Strong default time-line management to control costs and loss severity

RISK MANAGEMENT AND CONTROLS

     -    Culture of compliance

BORROWER FOCUS

     - High call center service standards and a focus on listening to the borrower and tracking concerns

ENGAGED WORKFORCE

     - Robust training programs for both new hires and current staff and turnover well below industry average

MANAGED GROWTH

     - Focus on forecasting to avoid surprises and enable company to stay ahead of servicing growth

SYSTEM FLEXIBILITY AND RELIABILITY

     - Status as remote Fidelity MSP client limits any servicing system capability concerns

COST MANAGEMENT

     -    Success with controlling cost to service over time

(LOGO)

(FIRST FRANKLIN(R) LOGO)

HOME LOAN SERVICES

HLS IMPACT ON FIRST / EARLY PAYMENT DEFAULTS

     - All loans due for first contractual payment are managed by the First Payment Default team.

     - All loans that miss payments within the first 90 days are managed by the Early Payment Default team.

                                  (FLOWCHART)

(LOGO)

(FIRST FRANKLIN(R) LOGO)

HOME LOAN SERVICES

DEFAULT TIMELINE

                                  (FLOWCHART)

(LOGO)

(FIRST FRANKLIN(R) LOGO)

HOME LOAN SERVICES

LOSS MITIGATION

                               EARLY INTERVENTION

ARM SHOCK

- Automated system identification to help recognize customers experiencing ARM shock

-    Proactive call campaigns prior to ARM reset

-    Letter campaigns offering assistance on 30+ delinquent ARM reset loans

-    Multiple modification options available

CROSS SELLING

- Counseling ideas offered to help retain home ownership through reducing expenses and increasing income

- Repayment plans designed to build pay history before completing a modification

-    Counsel to market property if home ownership is not financially feasible

LOAN MODIFICATIONS

-    Low re-default rate -

          -    60+ delinquent loans modified in the past 12 months = 13%

          -    60+ delinquent loans modified since program inception (2001) =
               18%

-    Offer a multitude of modification products:

          -    Extend fixed period before next ARM adjustment

          -    40 year modification

          -    Interest only modification

          -    Add another co-signor to strengthen the loan

          -    Modify long term repayment plans

-    Maximize cash flow for investor

PRE-FORECLOSURE SALES

- Track delinquent properties for sale to ensure marketing efforts are strong and pricing is appropriate based on FMV

-    Work with customers through redemption period to avoid losses to the trust

-    Negotiate strongest net proceeds and closing costs to decrease losses

(LOGO)

(FIRST FRANKLIN(R) LOGO)

HOME LOAN SERVICES

RESULTS OF LOSS MITIGATION EFFORTS

                LOSS MITIGATION ROLLING 12-MONTH CLOSING RESULTS

                              (PERFORMANCE GRAPH)

                         May      Jun     Jul    Aug     Sep     Oct     Nov     Dec     Jan     Feb     March   April
                        -----   -----   -----   -----   -----   -----   -----   -----   -----   ------   -----   -----
Presales                   92     101     101     102     136     130     140     176     179      180     270     236
Modifications              87      66      57      87      89     113      88      85     101       84      79     103
Completed Plans           321     279     193     187     127     210     206     230     291      272     345     235
Total Loss Mit Efforts    500     446     351     376     352     453     434     491     571      536     694     574
Workout Ratio           74.11%  73.30%  63.48%  59.97%  53.57%  59.76%  55.26%  59.08%  54.49%   54.85%  56.94%  53.22%
Delinquency 60+          6357    6909    7070    7748    8422    8690   9,013   9,068   9,389   11,401

Fannie Mae Workout Ratio Definition:

(Completed Repay Plans + Presales + Modifications + Deeds)

Divided by

(Completed Repay Plans + Presales + Modifications minus Deeds + REO Ins)

(LOGO)

(FIRST FRANKLIN(R) LOGO)

HOME LOAN SERVICES

LOSS SEVERITY

                           SERVICED FOR NATIONAL CITY

                     HLS ALL-IN SEVERITY BY TYPE BY QUARTER

                               (PERFORMANCE GRAPH)

           01-03  02-03  03-03  04-03  01-04  02-04  03-04  04-04  01-05  02-05  03-05  04-05  01-06  02-06  03-06  04-06
           -----  -----  -----  -----  -----  -----  -----  -----  -----  -----  -----  -----  -----  -----  -----  -----
REO        18.2%  22.2%  24.4%  27.4%  23.8%  23.6%  25.9%  26.3%  25.0%  24.0%  23.1%  25.3%  24.5%  23.5%  23.5%  24.4%
3RD PARTY   5.5%   2.8%   6.6%   7.1%   7.9%   7.0%   6.4%   6.1%   7.6%   7.1%   6.7%   4.6%   3.8%   9.2%   4.4%   4.5%
PRESALES    8.9%   7.7%   6.5%  11.6%   8.8%  12.2%  10.4%   9.3%  12.1%  12.2%  11.0%   9.2%  10.3%  13.0%   9.3%  11.0%
ALL TYPES  12.9%  13.0%  14.3%  17.9%  14.5%  16.4%  17.2%  17.4%  18.5%  17.7%  17.0%  17.2%  17.4%  16.8%  17.3%  16.6%

                       SERVICED FOR SECURITIZATION TRUSTS

                                 SERVICING BOOK
                       ALL IN SEVERITY BY TYPE BY QUARTER

                               (PERFORMANCE GRAPH)

                         03-05   04-05   01-06   02-06   03-06   04-06   01-07
                         -----   -----   -----   -----   -----   -----   -----
1sts - REO                                36.7%   42.1%   34.8%   28.4%   30.5%
1sts - PRESALE                    15.8%   20.5%   18.8%   19.1%   21.6%   22.4%
1sts - 3rd Party Sales                            21.6%   28.2%   32.5%   29.2%
2nds - Full Charge       100.5%  103.7%  103.7%  104.1%  104.2%  104.0%  106.9%
2nds - PRESALE            68.5%   45.6%   68.7%   56.7%   65.5%   76.5%   67.5%

- The term "all in" refers to principal loss plus all expenses related to the liquidation of the property, as well as lost interest on the securitized portfolio. (i.e. the total loss taken divided by the balance at foreclosure).

- Segregated severity calculations for the NCC portfolio end 4th quarter 2006. That calculation was driven by NCC management to conform timing of loss to banking regulations. All loss tracking is now based upon net proceeds at disposition.

(LOGO)

(FIRST FRANKLIN(R) LOGO)

HOME LOAN SERVICES

SERVICING STATISTICS

                           ACCOUNTS SERVICE PERIOD END

                              (PERFORMANCE GRAPH)

                                                       2007
              2003      2004      2005      2006    (Forecast)
            -------   -------   -------   -------   ----------
Interim      32,301    20,738    15,571    16,421      15,824
Permanent   121,211   159,142   258,940   341,151     383,907
Alt-A                                                  15,661

                          HEADCOUNT GROWTH THROUGH 2007

                                    (CHART)

                    OUTSTANDINGS SERVICED ($000S) PERIOD END

                              (PERFORMANCE GRAPH)

                                                                   2007
               2003         2004         2005         2006      (Forecast)
            ----------   ----------   ----------   ----------   ----------
Interim      3,828,203    2,782,850    2,469,559    2,700,955    2,511,907
Permanent   14,546,858   20,198,668   35,104,018   46,812,831   52,014,144
Alt-A                                                              508,201

- As of 4/30/07, HLS serviced 378,141 accounts for $53.3 billion of which $38.9 billion was serviced for securitizations; $7.9 billion for National City; $3.5 billion for First Franklin balance sheet and the remainder for other investors.

-    HLS has been servicing FFMLT Shelf since December, 2004.

- 2007 and beyond: HLS will continue to service originations of First Franklin and NationPoint. Wilshire Credit Corporation will service MLMI and SURF originations.

(LOGO)

(FIRST FRANKLIN(R) LOGO)

HOME LOAN SERVICES

RATE SHOCK TRENDS

       RATE SHOCK TRENDING - INITIAL ADJUSTMENTS (INCLUDES CURRENT LOANS)
                         (ALL SERVICED AS OF MARCH 2007)
                           *excludes Interim Servicing

                              (PERFORMANCE GRAPH)

                                                                  RESET PERIOD BY QTR
                       ---------------------------------------------------------------------------------------------------------
% OF PAYMENT CHARGE    1 2007   2 2007   3 2007   4 2007   1 2008   2 2008   3 2008   4 2008   1 2009   2 2009   3 2009   4 2009
-------------------    ------   ------   ------   ------   ------   ------   ------   ------   ------   ------   ------   ------
Avg. % of Pmt_Change    34.0%    34.1%    39.4%    33.7%    31.8%    30.8%    33.3%    33.0%    29.7%    28.8%    28.2%    27.8%
% of Rate Change         3.0%     3.0%     3.0%     3.0%     3.0%     3.0%     3.0%     3.0%     3.0%     3.0%     3.0%     3.0%
Avg. Pmt Change Amt    $ 391    $ 361    $ 448    $ 447    $ 436    $ 415    $ 428    $ 390    $ 359    $ 351    $ 359    $ 329

(LOGO)

(FIRST FRANKLIN(R) LOGO)

HOME LOAN SERVICES

STAFFING GROWTH TRAJECTORY

                              (PERFORMANCE GRAPH)

             Headcount   # of Accounts
             ---------   -------------
12/31/2003       443        153,512
12/31/2004       384        179,880
12/31/2005       525        274,511
12/31/2006       697        357,572
12/31/2007      1024        462,797

(LOGO)

(FIRST FRANKLIN(R) LOGO)

HOME LOAN SERVICES

LOW TURNOVER COMPARED TO THE INDUSTRY

                              (PERFORMANCE GRAPH)

                     2002    2003    2004    2005    2006
                    -----   -----   -----   -----   -----
HLS                 14.56%  14.56%  17.61%  14.90%  19.41%
Industry Average                                       25%

(LOGO)

(FIRST FRANKLIN(R) LOGO)

DISCLAIMER

The depositor has filed a registration statement (including a prospectus) with the SEC (File no. 333-140436) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus when it is available if you request it by calling the toll-free number at 1-800-248-3580.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any inconsistent information contained in any prior similar free writing prospectus relating to these securities.

Numerous assumptions were used in preparing the Free Writing Prospectus which may or may not be stated therein. The Free Writing Prospectus should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.

In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates assumed in the Free Writing Prospectus. Furthermore, unless otherwise provided, the Free Writing Prospectus assumes no losses on the underlying assets and no interest shortfall. The specific characteristics of the securities may differ from those shown in the Free Writing Prospectus due to differences between the actual underlying assets and the hypothetical assets used in preparing the Free Writing Prospectus.

This communication shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of the securities discussed in this Free Writing Prospectus in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Please be advised that asset-backed securities may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, prepayments, yield curve and interest rate risk. Investors should fully consider the risk of an investment in these securities.

Merrill Lynch prohibits (a) employees from, directly or indirectly, offering a favorable research rating or specific price target, or offering to change such rating or price target, as consideration or inducement for the receipt of business or for compensation, and (b) Research Analysts from being compensated for involvement in investment banking transactions except to the extent that such participation is intended to benefit investor clients.

(LOGO)